Exhibit 99.1

Press Contact: Jim Hasty VP, Marketing and Sales (765) 771-5487	Investor Relations: (765) 771-5310
Wabash National Corporation Announces
Second Quarter and Year-To-Date Results
LAFAYETTE, Ind. — July 30, 2008 — Wabash National Corporation (NYSE: WNC) reported a net loss of $3.2 million, or $0.11 per share for the second quarter of 2008 on net sales of $201.5 million. For the same quarter last year, the company reported net income of $5.9 million or $0.18 per diluted share, on revenue of $294.8 million. For the six months ended June 30, 2008, the net loss totaled $9.6 million, or $0.32 per share on sales of $362.5 million. In the comparable period of 2007, the company reported net income of $6.9 million or $0.22 per diluted share on sales of $553.7 million.
Dick Giromini, President and Chief Executive Officer, stated, “Our second quarter results were generally in line with our previously stated expectations. Despite increasing raw material costs, we were able to achieve incremental improvement in our gross margin when compared to the first quarter of 2008. Our efforts to bring capacity in line with demand, right-size our operating footprint and optimize our strategic pricing and sourcing efforts continue to positively impact our operating results.”
“The prolonged residential housing correction and macroeconomic and industry-related headwinds continued to impact carrier and trailer demand during the second quarter,” continued Giromini. “As a result, we now anticipate new trailer sales for the year to be in the range of 32,000 to 33,000 units, of which we have shipped or have orders for delivery for 2008 of approximately 29,000 units. As of June 30, 2008 our backlog was approximately $393 million compared to $537 million at March 31, 2008.”
“Despite the near-term challenges, we are beginning to see encouraging signs for the future, such as the rightsizing of carrier capacity and an improving rate environment which bode well for our customers and will eventually increase demand for our core trailer product. More importantly, we have made good progress on our strategic initiatives, designed to diversify our business model to counter the cyclical nature of the trailer industry.”
Wabash National Corporation will conduct a conference call to review and discuss its second quarter results on Thursday, July 31, 2008, at 10:00 a.m. EDT. The phone number to access the conference call is 877-407-8035. The call can also be accessed live on the company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through October 23, 2008.

Headquartered in Lafayette, Ind., Wabash National® Corporation (NYSE: WNC) is one of the leading manufacturers of semi trailers in North America. Established in 1985, the company specializes in the design and production of dry freight vans, refrigerated vans, flatbed trailers, drop deck trailers, dump trailers, truck bodies and intermodal equipment. Its innovative core products are sold under the DuraPlate®, ArcticLite®, Eagle® and Benson™ brand names. The company operates two wholly owned subsidiaries; Transcraft® Corporation, a manufacturer of flatbed, drop deck and dump trailers and truck bodies; and Wabash National Trailer Centers, trailer service centers and retail distributors of new and used trailers and aftermarket parts throughout the U.S.
This press release contains certain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements including statements about the company’s expectations for improvement in future results are, however, subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in our manufacturing capacity and cost containment, and dependence on industry trends. Readers should review and consider the various disclosures made by the company in this press release and in the company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
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WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
NET SALES	$201,484	$294,849	$362,545	$553,703
COST OF SALES	190,711	267,017	345,867	505,686

Gross profit	10,773	27,832	16,678	48,017
GENERAL AND ADMINISTRATIVE EXPENSES	10,457	12,439	21,956	25,159
SELLING EXPENSES	3,326	3,963	6,769	8,113

(Loss) Income from operations	(3,010)	11,430	(12,047)	14,745
OTHER INCOME (EXPENSE)
Interest expense	(1,021)	(1,448)	(2,195)	(2,994)
Foreign exchange, net	19	362	(6)	396
Gain on debt extinguishment	27	—	151	—
Other, net	(228)	(565)	(196)	(506)

(Loss) Income before income taxes	(4,213)	9,779	(14,293)	11,641
INCOME TAX (BENEFIT) EXPENSE	(1,010)	3,904	(4,703)	4,770

NET (LOSS) INCOME	$(3,203)	$5,875	$(9,590)	$6,871

COMMON STOCK DIVIDENDS DECLARED	$0.045	$0.045	$0.09	$0.09

BASIC NET (LOSS) INCOME PER SHARE	$(0.11)	$0.19	$(0.32)	$0.23

DILUTED NET (LOSS) INCOME PER SHARE	$(0.11)	$0.18	$(0.32)	$0.22

COMPREHENSIVE (LOSS) INCOME
Net (loss) income	$(3,203)	$5,875	$(9,590)	$6,871
Foreign currency translation adjustment	—	206	—	226

NET COMPREHENSIVE (LOSS) INCOME	$(3,203)	$6,081	$(9,590)	$7,097

		Retail &
	Manufacturing	Distribution	Eliminations	Total
Three months ended June 30,
2008
Net sales	$176,118	$40,829	$(15,463)	$201,484
(Loss) Income from operations	$(2,910)	$(383)	$283	$(3,010)

2007
Net sales	$268,652	$40,555	$(14,358)	$294,849
Income (Loss) from operations	$11,946	$(290)	$(226)	$11,430

Six months ended June 30,
2008
Net sales	$318,381	$69,214	$(25,050)	$362,545
(Loss) Income from operations	$(11,392)	$(1,386)	$731	$(12,047)

2007
Net sales	$507,157	$82,855	$(36,309)	$553,703
Income (Loss) from operations	$16,047	$(638)	$(664)	$14,745

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Basic net (loss) income per share
Net (loss) income applicable to common stockholders	$(3,203)	$5,875	$(9,590)	$6,871

Weighted average common shares outstanding	29,927	30,233	29,903	30,263

Basic net (loss) income per share	$(0.11)	$0.19	$(0.32)	$0.23

Diluted net (loss) income per share
Net (loss) income applicable to common stockholders	$(3,203)	$5,875	$(9,590)	$6,871
After-tax equivalent of interest on convertible notes	—	741	—	1,482

Diluted net (loss) income applicable to common stockholders	$(3,203)	$6,616	$(9,590)	$8,353

Weighted average common shares outstanding	29,927	30,233	29,903	30,263
Dilutive stock options/shares	—	306	—	265
Convertible notes equivalent shares	—	6,676	—	6,667

Diluted weighted average common shares outstanding	29,927	37,215	29,903	37,195

Diluted net (loss) income per share	$(0.11)	$0.18	$(0.32)	$0.22

Average diluted shares outstanding for the three and six month periods ended June 30, 2008 exclude the antidilutive effects of the Company’s Convertible Notes. For the three and six month periods ended June 30, 2008, the after-tax equivalent of interest on Convertible Notes was $0.2 million and $0.7 million, respectively, and the Convertible Notes equivalent shares were 1.6 million and 3.2 million, respectively. Diluted shares outstanding for the three and six month periods ended June 30, 2008 also exclude the antidilutive effects of potentially dilutive stock options totaling approximately 83,000 and 99,000 shares of common stock, respectively.

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30,	December 31,
	2008	2007
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$27,777	$41,224
Accounts receivable, net	49,009	68,752
Inventories	133,264	113,125
Deferred income taxes	14,377	14,514
Prepaid expenses and other	2,595	4,046

Total current assets	227,022	241,661

PROPERTY, PLANT AND EQUIPMENT, net	118,041	122,063

DEFERRED INCOME TAXES	7,393	2,772

GOODWILL	66,317	66,317

INTANGIBLE ASSETS	30,772	32,498

OTHER ASSETS	16,985	18,271

	$466,530	$483,582

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	65,150	40,787
Other accrued liabilities	47,143	54,258

Total current liabilities	112,293	95,045

LONG-TERM DEBT	80,407	104,500

OTHER NONCURRENT LIABILITIES AND CONTINGENCIES	4,082	4,108

STOCKHOLDERS’ EQUITY	269,748	279,929

	$466,530	$483,582

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Six Months Ended June 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(9,590)	$6,871
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization	10,381	9,623
Net loss (gain) on the sale of assets	315	(81)
Gain on debt extinguishment	(151)	—
Deferred income taxes	(4,484)	4,478
Excess tax benefits from stock-based compensation	(5)	(33)
Stock-based compensation	2,170	1,967
Changes in operating assets and liabilities
Accounts receivable	19,743	18,444
Inventories	(20,139)	(46,378)
Prepaid expenses and other	1,452	1,207
Accounts payable and accrued liabilities	17,005	12,190
Other, net	(61)	393

Net cash provided by operating activities	16,636	8,681

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(3,746)	(4,017)
Acquisition, net of cash acquired	—	(4,500)
Proceeds from the sale of property, plant and equipment	47	95

Net cash used in investing activities	(3,699)	(8,422)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options	81	74
Excess tax benefits from stock-based compensation	5	33
Borrowings under revolving credit facilities	82,184	86,619
Payments under revolving credit facilities	(28,184)	(86,619)
Payments under long-term debt obligations	(77,726)	—
Repurchases of common stock	—	(8,210)
Common stock dividends paid	(2,744)	(2,767)

Net cash used in financing activities	(26,384)	(10,870)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(13,447)	(10,611)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	41,224	29,885

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$27,777	$19,274